Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Owens, John J. Corkrean, and Timothy J. Keenan, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of H.B. Fuller Company pursuant to the H.B. Fuller Company 2018 Master Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of May, 2018.

Signature	Title

/s/ James J. Owens	President, Chief Executive Officer and Director
James J. Owens	(principal executive officer)

/s/ John J. Corkrean	Executive Vice President and Chief Financial Officer
John J. Corkrean	(principal financial officer)

/s/Robert J. Martsching	Vice President and Controller
Robert J. Martsching	(principal accounting officer)

/s/ Thomas W. Handley	Director
Thomas W. Handley

/s/ Maria Teresa Hilado	Director
Maria Teresa Hilado

/s/ Ruth Kimmelshue	Director
Ruth Kimmelshue

/s/ J. Michael Losh	Director
J. Michael Losh

/s/ Lee R. Mitau	Chairman of the Board and Director
Lee R. Mitau

/s/ Dante C. Parrini	Director
Dante C. Parrini

/s/ John C. van Roden, Jr.	Director
John C. van Roden, Jr.

/s/ R. William Van Sant	Director
R. William Van Sant